Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of April 14, 2017 and effective as of the Effective Date (as hereinafter defined), is made and entered into by and among THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT, a federally recognized Indian Tribe and Native American sovereign nation (the “Tribe”), the MOHEGAN TRIBAL GAMING AUTHORITY, a governmental instrumentality of the Tribe (the “Borrower”), the other Loan Parties, each of the Lenders (as hereinafter defined) party hereto, BANK OF AMERICA, N.A., as Swingline Lender, and CITIZENS BANK, N.A., as administrative agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) and as L/C Issuer.

RECITALS

A. The Tribe, the Borrower and the Lenders party hereto are parties to that certain Credit Agreement, dated as of October 14, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Tribe, the Borrower, the banks, financial institutions and other entities from time to time party thereto as lenders (including the L/C Issuer and the Swingline Lender) (collectively, the “Lenders”), and the Administrative Agent.

B. In connection with the Credit Agreement, the Loan Parties executed various Loan Documents to guaranty and/or secure the obligations of the Borrower under the Credit Agreement.

C. The Borrower has requested that the Lenders party hereto agree to amend the Credit Agreement subject to, and in accordance with, the terms and conditions set forth herein.

D. Pursuant to Section 12.16 of the Credit Agreement, the Borrower may require any Revolving Lender, Term A Lender or Term B Lender that does not consent to this First Amendment to assign all of its interests, rights (other than as set forth in Section 12.16 of the Credit Agreement) and obligations under the Credit Agreement and the related Loan Documents with respect to all of such non-consenting Revolving Lender’s, Term A Lender’s or Term B Lender’s Revolving Loans, Revolving Commitments, Term A Loans and Term B Loans, as applicable, to one or more Eligible Assignees that shall assume such obligations.

E. The Lenders party hereto agree to enter into this First Amendment, subject to the conditions and on the terms set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Tribe, the Borrower, each of the other Loan Parties and each of the Lenders party hereto agree as follows:

1. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this First Amendment (including in the Recitals above) shall have the meanings given in the Credit Agreement, and the rules of construction set forth in the Credit Agreement shall apply to this First Amendment.

2. Amendments to Credit Agreement.

(a) The following new definition is hereby added to Section 1.01 of the Credit Agreement, inserted in proper alphabetical order:

““First Amendment Effective Date” means the “Effective Date” as defined in that certain First Amendment to Credit Agreement, dated as of April 14, 2017, among the Tribe, the Borrower, the other Loan Parties, the Administrative Agent, the Swingline Lender, the L/C Issuer and the Lenders party thereto.”

(b) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a) and clause (b) thereof as follows:

“(a) from and after the First Amendment Effective Date, with respect to any Term A Loan payable to Term A Lenders and with respect to any Revolving Commitment, Revolving Loan and Letter of Credit Fee payable to Lenders under the Initial Revolving Credit Facility, the following rates per annum (expressed in basis points), based upon the Total Leverage Ratio as set forth below:

Applicable Rate

Pricing Level	Total Leverage Ratio	Unused Fee	Eurodollar Rate + Letters of Credit	Base Rate +
1	≤ 2.50x	37.5	2.00%	1.00%
2	2.50x < x ≤ 3.00x	37.5	2.50%	1.50%
3	3.00x < x ≤ 3.50x	37.5	3.00%	2.00%
4	3.50x < x ≤ 4.00x	50.0	3.25%	2.25%
5	4.00x < x ≤ 4.50x	50.0	3.50%	2.50%
6	> 4.50x	50.0	3.75%	2.75%

(b) from and after the First Amendment Effective Date, with respect to any Term B Loan, a rate per annum equal to (i) 4.00%, in the case of Eurodollar Rate Loans, and (ii) 3.00%, in the case of Base Rate Loans;”

(c) Section 2.05(k) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“In the event of a full or partial prepayment of Term B Loans (other than as required by Sections 2.05(e), 2.05(f) and 2.07(b)) effected prior to the twelve-month anniversary of the First Amendment Effective Date through the issuance of any Indebtedness (which, for the avoidance of doubt, shall exclude any drawing under any Revolving Credit Facility) having a lower All-In Yield than the All-In Yield then in effect in respect of the Term B Loans being repaid, such prepayment shall include a premium in an amount equal to 1.00% of the principal amount so prepaid. In the event that any amendment to this Agreement or any other Loan

Document that has the effect of decreasing the interest rate payable in respect of the Term B Loans is effected prior to the twelve-month anniversary of the First Amendment Effective Date, the Borrower shall pay an amendment fee (x) to any Lender approving such amendment (other than any replacement Lender replacing a Lender pursuant to Section 12.16 in connection with such amendment) in an amount equal to 1.00% of the principal amount of Term B Loans, as applicable, for which such interest rate is decreased and (y) to any Lender replaced pursuant to Section 12.16 in connection with such amendment in an amount equal to 1.00% of the principal amount of such Lender’s Term B Loans, as applicable, being assigned pursuant to such replacement.”

3. Representations and Warranties of the Tribe. To induce the Lenders party hereto to agree to this First Amendment, the Tribe represents to the Lenders and the Administrative Agent that as of the Effective Date:

(a) the Tribe has all requisite power and authority to execute and deliver this First Amendment and to perform its Obligations hereunder. This First Amendment is a “Contract of The Tribal Gaming Authority” within the meaning of Section 1 of Article XIII (entitled “Tribal Gaming Authority Amendment”) of the Constitution;

(b) the execution, delivery and performance by the Tribe of this First Amendment have been duly authorized by all necessary Tribal Council, Management Board and other action, and do not:

(i) require any consent or approval not heretofore obtained of any enrolled tribal member, Tribal Council member, Management Board member, security holder or creditor;

(ii) violate or conflict with any provision of the Constitution, charter, bylaws or other governing documents of the Tribe or of Borrower;

(iii) result in or require the creation or imposition of any Lien (other than pursuant to the Security Documents) upon or with respect to any Authority Property now owned or leased or hereafter acquired;

(iv) violate any Law or Requirement of Law, including any Gaming Law, applicable to the Tribe in any material respect;

(v) constitute a “transfer of an interest” or an “obligation incurred” that is avoidable by a trustee under Section 548 of the Bankruptcy Code of the United States, as amended, or constitute a “fraudulent conveyance,” “fraudulent obligation” or “fraudulent transfer” within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction, or any similar Law;

(vi) result in a material breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a material breach of or default under, or cause or permit the acceleration of any obligation owed under, any mortgage, indenture or loan or credit agreement or any other Contractual Obligation to which the Tribe is a party or by which the Tribe or any of its Property is bound or affected; or

(vii) require any consent or approval of any Governmental Authority, or any notice to, registration or qualification with any Governmental Authority, not heretofore obtained or obtained concurrently with the Effective Date;

and the Tribe is not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any mortgage, indenture, loan or credit agreement described in Section 3(b)(vi) of this First Amendment in any respect that constitutes a Material Adverse Effect;

(c) no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority is required to authorize or permit under applicable Laws the execution, delivery and performance by the Tribe of this First Amendment, other than such as have been obtained on or prior to the date hereof;

(d) neither this First Amendment nor the other Loan Documents, taken individually or as a whole, constitute “management contracts” or “management agreements” within the meaning of Section 12 of IGRA and related regulations, or deprive the Tribe and Borrower of the sole proprietary interest and responsibility of the conduct of gaming activity at Mohegan Sun;

(e) this First Amendment has been executed and delivered by the Tribe, and constitutes the legal, valid and binding obligation of the Tribe, enforceable against the Tribe in accordance with its terms. The provisions of Section 12.18 of the Credit Agreement are specifically enforceable against the Tribe, Borrower and its Restricted Subsidiaries. The waivers of sovereign immunity by the Tribe contained in this First Amendment are legal, valid, binding and irrevocable;

(f) no Tribal law permits any tribal member to challenge by referendum or initiative any action of the Tribal Council authorizing and approving the execution and delivery of this First Amendment (“First Amendment Referendum Action”). No First Amendment Referendum Action is, to the Tribe’s knowledge, threatened or pending which would reduce the obligations of the Tribe or Borrower under this First Amendment or impair the enforceability of this First Amendment or the rights of the Administrative Agent and the Lenders hereunder or cause a Material Adverse Effect;

(g) after giving effect to this First Amendment, no event has occurred and is continuing or will result from the execution and delivery of this First Amendment or the performance by the Tribe of its obligations hereunder that would constitute a Default or an Event of Default; and

(h) each of the representations and warranties made by Tribe in or pursuant to the Loan Documents to which it is a party, as amended hereby, is true and correct in all material respects on and as of the Effective Date as if made on and as of such date; provided, that, to the extent that such representations or warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

4. Representations and Warranties of the Borrower and the Other Loan Parties. To induce the Lenders party hereto to agree to this First Amendment, the Borrower and each of the other Loan Parties represent to the Lenders and the Administrative Agent that as of the Effective Date:

(a) Borrower and the other Loan Parties each have all requisite power and authority to execute and deliver this First Amendment and to perform their respective Obligations hereunder;

(b) the execution, delivery and performance by Borrower and each of the other Loan Parties of this First Amendment have been duly authorized by all necessary Tribal Council, Management Board and other action, and do not:

(i) require any consent or approval not heretofore obtained of any enrolled tribal member or Tribal Council member, Management Board member, security holder or creditor;

(ii) violate or conflict with any provision of the Constitution, charter, bylaws or other governing documents of the Tribe, Borrower or its Restricted Subsidiaries;

(iii) result in or require the creation or imposition of any Lien (other than pursuant to the Security Documents) upon or with respect to any Authority Property now owned or leased or hereafter acquired;

(iv) violate any Law or Requirement of Law, including any Gaming Law, applicable to the Tribe, Borrower or its Restricted Subsidiaries, except for such violations that could not reasonably be expected to have Material Adverse Effect; or

(v) result in a breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any mortgage, indenture or loan or credit agreement or any other Contractual Obligation to which the Tribe, Borrower or any of its Restricted Subsidiaries is a party or by which the Tribe, Borrower, its Restricted Subsidiaries or any of their Property is bound or affected, except, in each case, to the extent that such breach, default or acceleration could not reasonably be expected to have a Material Adverse Effect;

(c) no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority or any other Person, in each case material to the operations of the Borrower and its Restricted Subsidiaries, is required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and its Restricted Subsidiaries of this First Amendment, other than such as have been obtained on or prior to the date hereof. Borrower and its Restricted Subsidiaries are not in violation of any Requirement of Law, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect;

(d) this First Amendment has been duly executed and delivered by Borrower and each of the other Loan Parties. This First Amendment constitutes the legal, valid and binding obligations of Borrower and each of the other Loan Parties, enforceable against Borrower and its

Restricted Subsidiaries in accordance with its terms. The waivers of sovereign immunity by the Borrower and its Restricted Subsidiaries contained in this First Amendment are legal, valid, binding and irrevocable;

(e) after giving effect to this First Amendment, no event has occurred and is continuing or will result from the execution and delivery of this First Amendment or the performance by the Borrower and the other Loan Parties of their obligations hereunder that would constitute a Default or an Event of Default; and

(f) each of the representations and warranties made by such Loan Party in or pursuant to the Loan Documents to which it is a party, as amended hereby, is true and correct in all material respects on and as of the Effective Date as if made on and as of such date; provided, that, to the extent that such representations or warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

5. Effectiveness of this First Amendment. This First Amendment shall be effective only if and when:

(a) the Administrative Agent shall have received counterparts of this First Amendment executed by the Tribe, the Borrower, the other Loan Parties, each Lender party to this First Amendment (which Lenders, taken together, constitute the (i) Required Revolving Lenders with respect to the Revolving Credit Facility, (ii) Required Term Lenders with respect to the Term B Facility and (iii) Required Term Lenders with respect to the Term A Facility, in each case immediately prior to giving effect to any assignments pursuant to Section 12.16 of the Credit Agreement in connection with this First Amendment), the L/C Issuer, the Swingline Issuer and the Administrative Agent;

(b) each of the representations and warranties contained in Section 3 and Section 4 of this First Amendment shall be true and correct in all material respects; provided, that, to the extent that such representations or warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates;

(c) the Administrative Agent shall have received, executed by a Responsible Officer or other authorized signatory of the Tribe and each signing Loan Party that is party hereto and in form and substance reasonably satisfactory to the Administrative Agent, such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Tribe and each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer or other authorized signatory thereof authorized to act as a Responsible Officer and/or execute documents in connection with this First Amendment and the other Loan Documents to which the Tribe or such Loan Party is a party or is to be a party on the Effective Date (which may include certificates in form and substance reasonably satisfactory to the Administrative Agent to the effect that there has been no change to the applicable resolutions and/or incumbency certificates delivered by such Loan Party on the Closing Date);

(d) at such time that this First Amendment becomes effective, (i) all Term A Loans are held by Term A Lenders who have consented to this First Amendment with respect to their entire respective Term A Loans at such time, (ii) all Term B Loans are held by Term B Lenders who have consented to this First Amendment with respect to their entire respective Term B Loans at such time, (iii) all Revolving Loans and Revolving Commitments are held by Revolving Lenders who have consented to this First Amendment with respect to their entire respective Revolving Loans and Revolving Commitments at such time, (iv) each L/C Issuer has consented to this First Amendment, (v) each Swingline Lender has consented to this First Amendment and (vi) each Lender party to this First Amendment holding Loans and/or Commitments that were assigned to such Lender pursuant to Section 12.16 of the Credit Agreement in connection with this First Amendment has assumed such Loans and/or Commitments pursuant to a valid and effective assignment in accordance with Section 12.16 of the Credit Agreement;

(e) the Administrative Agent shall have received for the account of each Lender that holds Term A Loans, Term B Loans or Revolving Commitments on the Effective Date after giving effect to all assignments conducted pursuant to Section 12.16 of the Credit Agreement in connection with this First Amendment, a cash fee in the amount of 0.125% of such Lender’s aggregate Term A Loans, Term B Loans and Revolving Commitments outstanding on such date;

(f) the Borrower shall have paid all fees and expenses (but not, for the avoidance of doubt, interest) owed to the Administrative Agent and the Lenders accrued through and including the Effective Date to such Administrative Agent and Lenders to the extent invoiced at least three Business Days prior to the Effective Date; and

(g) unless waived by the Administrative Agent, the Borrower shall have paid all fees and expenses of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least three Business Days prior to the Effective Date.

This First Amendment shall be effective on the date (the “Effective Date”) on which all of the foregoing conditions are satisfied.

6. Acknowledgments. By executing this First Amendment, the Tribe and each of the Loan Parties (a) consents to this First Amendment and the performance by the Tribe and each of the Loan Parties of their respective obligations hereunder, (b) acknowledges that notwithstanding the execution and delivery of this First Amendment, the obligations of the Tribe and each of the Loan Parties under each of the Loan Documents to which the Tribe or such Loan Party is a party are not impaired or affected and each such Loan Document continues in full force and effect and (c) affirms and ratifies, to the extent it is a party thereto, each Loan Document with respect to all of the Obligations as amended hereby. Each Lender party to this First Amendment and the Administrative Agent acknowledge and agree that the Interest Period with respect to any Loans outstanding immediately prior to the effectiveness of this First Amendment will remain unchanged on the Effective Date after giving effect to this First Amendment.

7. Governing Law; Arbitration Reference; Waiver of Right to Trial by Jury; Waiver of Sovereign Immunity; Consent to Jurisdiction; Gaming Law Limitations; Section 81 Compliance. The provisions of Section 12.17, Section 12.18, Section 12.19, Section 12.20, Section 12.22 and Section 12.23 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

8. Miscellaneous.

(a) This First Amendment may be executed in one or more duplicate counterparts and, subject to the other terms and conditions of this First Amendment, when signed by all of the parties listed below shall constitute a single binding agreement. Delivery of an executed signature page to this First Amendment by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed counterpart of this First Amendment.

(b) If any provision of this First Amendment or the other Loan Documents is held to be illegal, invalid, void or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this First Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which come as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c) Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect except that each reference to the “Credit Agreement”, or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby. This First Amendment shall be deemed a “Loan Document” as defined in the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the day and year first above written, to be effective as of the Effective Date.

MOHEGAN TRIBAL GAMING AUTHORITY

By:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	Chief Financial Officer

THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT (for the limited purpose of joining Sections 3, 6 and 7)

By:	/s/ Kevin P. Brown
Name:	Kevin P. Brown
Title:	Chairman

[Signature Page to First Amendment]

MOHEGAN BASKETBALL CLUB LLC

By:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	Vice President and Treasurer

MOHEGAN COMMERCIAL VENTURES PA, LLC

By:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	Vice President and Treasurer

DOWNS RACING, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner

By:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	Vice President and Treasurer

BACKSIDE, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner

By:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	Vice President and Treasurer

[Signature Page to First Amendment]

MILL CREEK LAND, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner

By:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	Vice President and Treasurer

NORTHEAST CONCESSIONS, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner

By:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	Vice President and Treasurer

MOHEGAN VENTURES-NORTHWEST, LLC

By:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	Vice President and Treasurer

MOHEGAN GOLF, LLC

By:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	Vice President and Treasurer

[Signature Page to First Amendment]

CITIZENS BANK, N.A.,
as Administrative Agent and L/C Issuer

By:	/s/ Sean McWhinnie
Name:	Sean McWhinnie
Title:	Director

[Signature Page to First Amendment]

BANK OF AMERICA, N.A.,
as Swingline Lender

By:	/s/ Brian D. Corum
Name:	Brian D. Corum
Title:	Managing Director

[Signature Page to First Amendment]